UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 30, 2007
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On May 1, 2007, TIB Financial Corp. (the “Company”) announced the completion of its acquisition of The Bank of Venice and the appointment of David F. Voigt to the Board of Directors of the Company. Subsequent to the April 30, 2007 completion of the acquisition, Mr. Voigt will remain the Chairman and Chief Executive Officer of The Bank of Venice, a wholly owned subsidiary of the Company.  In connection with the acquisition, the Company entered into an employment agreement with Mr. Voigt, effective May 1, 2007, a copy of which is attached to this Form 8-K as Exhibit 10.1.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 1, 2007, in connection with the April 30, 2007 closing of its acquisition of The Bank of Venice, the Company’s Board of Directors appointed David F. Voigt to the Board of Directors of TIB Financial Corp. Additionally, Mr. Voigt will remain Chairman and Chief Executive Officer of the Company’s wholly owned subsidiary, The Bank of Venice. In this position, he will remain responsible for the growth, profitability and performance quality of The Bank of Venice.

Mr. Voigt, 66, has served as Chairman and Chief Executive Officer for The Bank of Venice since it opened in 2003. Prior to the organization of The Bank of Venice, Mr. Voigt was Chairman of Premier Community Bank in Venice, Florida in 2000 and Chairman of West Coast Guaranty Bank in 1999.

ITEM 8.01 OTHER EVENTS

On May 1, 2007, TIB Financial Corp. issued a press release announcing the April 30, 2007 closing of the acquisition of The Bank of Venice. A copy of the press release is attached as an exhibit to this Form 8-K.

The information contained in this Current Report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

10.1	Employment Agreement between the Company and David F. Voigt dated May 1, 2007.
99.1	Press release dated May 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: May 2, 2007	By:	/s/ Edward V. Lett
Edward V. Lett
President and Chief Executive Officer